Exhibit 99.2

The Mosaic Company

Three months ended
	February 28 2011	November 30 2010	August 31 2010	May 31 2010	February 28 2010	November 30 2009	August 31 2009	May 31 2009	February 28 2009	November 30 2008	August 31 2008	May 31 2008	February 29 2008	November 30 2007	August 31 2007
Average selling price per tonne (FOB plant):
MOP - North America (a) (b)	$394	$351	$356	$360	$368	$444	$613	$800	$800	$630	$474	$363	$260	$207	$189
MOP - Inter-national	316	281	272	280	278	319	281	538	625	541	556	361	211	160	154

(a)	Sales to unrelated parties.
(b)	This price excludes industrial and feed sales.